Exhibit 99.1

Third Quarter 2012 Earnings Conference Call

PALM BEACH GARDENS, FL (November 9, 2012) – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the third quarter 2012 on Wednesday, November 14, 2012, at 10:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 69671835.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Wednesday, November 28, 2012 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 69671835.

About Aurora Diagnostics

Aurora Diagnostics is a specialized laboratory company focused on anatomic pathology with 19 locations in the United States. Employing over 100 licensed physicians, Aurora Diagnostics provides high quality diagnostics and testing information for the patients of its primary referral sources, dermatologists, OB/GYN professionals, gastroenterologist, urologists, general surgeons, and oncologists.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact Gregory A. Marsh, Executive Vice President and Chief Financial Officer, at gmarsh@auroradx.com.